UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State of Incorporation)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 27, 2011, the shareholders of Peet’s Coffee & Tea, Inc. (the “Company”) approved the amendment and restatement of Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan (the “Plan”) to (i) add an additional 750,000 shares to the number of shares of common stock authorized for issuance under the Plan and (ii) provide that the number of shares available for issuance under the Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by two shares for each share of common stock subject to any other type of award issued pursuant to the Plan (the “Plan Amendment”).  The Plan Amendment was approved by the Company’s Board of Directors on April 5, 2011, subject to approval by the Company’s shareholders.

On May 27, 2011, the Board of Directors of the Company amended the Peet’s Coffee & Tea, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”) to provide that the automatic annual increases in the number of shares available for issuance under the ESPP pursuant to Section 4 of the ESPP terminated following the annual meeting of the Company’s shareholders in 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on May 27, 2011.  There were 12,981,199 shares of common stock entitled to be voted, and 12,346,379 shares present in person or by proxy, at the Annual Meeting.

Five items of business were acted upon by shareholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Shareholders elected all of the Company’s nominees for Director for three-year terms expiring on the date of the Annual Meeting in 2014.

	Votes For	Abstentions	Broker Non-Votes
Gerald Baldwin	7,463,740	3,294,106	1,588,533
Hilary Billings	10,639,369	118,477	1,588,533
Elizabeth Sartain	10,647,305	110,541	1,588,533

2.	Approval of the Amendment and Restatement of the Peet’s 2010 Equity Incentive Plan

Shareholders approved the Amendment and Restatement of the Company’s 2010 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,188,190	4,551,393	18,263	1,588,533

3.	Advisory vote on executive compensation.

Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,347,397	148,186	262,263	1,588,533

4.	Advisory vote on the frequency of solicitation of advisory shareholder approval of executive compensation.

Votes regarding indication, on an advisory basis, of the preferred frequency of advisory votes on the compensation of the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Abstentions	Not Marked	Broker Non-Votes
7,794,570	38,474	959,934	1,585,057	379,811	1,588,533

Based on these voting results, on May 27, 2011 the Board of Directors adopted a policy to hold annual shareholder advisory votes on the compensation of the Company’s named executive officers.

5.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,232,871	104,096	9,412	-

Item 8.01	Other Events.

On May 27, 2011, the Board of Directors of the Company authorized the Company to purchase up to 1 million shares of the Company’s common stock. The stock repurchase program reflects the Board’s objective to offset dilution from equity compensation programs on an ongoing basis. The purchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan, as amended and restated.

10.2	Peet’s Coffee & Tea, Inc. 2000 Employee Stock Purchase Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: June 2, 2011	By:	/s/ Thomas P. Cawley
Thomas P. Cawley
Vice President, Chief Financial Officer and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan, as amended and restated.

10.2	Peet’s Coffee & Tea, Inc. 2000 Employee Stock Purchase Plan, as amended.